SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 1, 2004

NRG Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 2300 Minneapolis, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-373-5300

(Former name or former address, if changed since last report)

Item 5. Other Events

     On July 1, 2004, NRG Energy, Inc. (“NRG”) announced that it had learned that the Commodity Futures Trading Commission (CFTC) has filed a civil compliant against the Company that alleges false reporting of natural gas trades from August 2001 to May 2002, prior to NRG filing for voluntary Chapter 11 protection in May of 2003. A copy of the press release announcing this civil complaint is included as an exhibit to this Form 8-K and is hereby incorporated by reference.         .

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of business acquired: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Exhibits

99.1	Press Release dated July 1, 2004

     This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Forward-looking statements contained in this news release include, but are not limited to, the jurisdiction over this matter by the U.S. Bankruptcy Court. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, new facts arising of which the Company is not currently aware, and a determination that the U.S. Bankruptcy court does not have exclusive jurisdiction.

     NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Form 8-K should be read in conjunction with the risks and uncertainties that may affect NRG’s future results contained in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)
By /s/ Timothy J. O'Brien
Timothy J. O'Brien
Vice President, Secretary and General Counsel

Dated: July 2, 2004

Exhibit Index

Exhibit
Number	Document
99.1	Press Release dated July 1, 2004